Huttig Building Products Announces Second Quarter 2007 Results

Company Achieves Profitability and Generates $21 Million in Cash From Continuing Operating Activities

ST. LOUIS, MO -- 07/25/2007 -- Huttig Building Products, Inc. (NYSE: HBP), a leading domestic distributor of millwork, building materials and wood products, today announced results for the second quarter and six months ended June 30, 2007.

Huttig reported second quarter net sales of $239.5 million, compared to $296.3 million in 2006. Operating profit from continuing operations in the second quarter was $2.9 million, or 1.2% of net sales, compared to $6.7 million, or 2.3% of net sales, in the 2006 second quarter. Income from continuing operations was $1.1 million, equating to an EPS from continuing operations of $0.05 per diluted share, compared to $3.3 million, or $0.16 per diluted share, in the 2006 second quarter. The second quarter 2007 results include net operating charges of $0.4 million and a $1.0 million gain on the sale of a facility, both related to the Company's previously announced restructuring program.

Summary of Second Quarter 2007 Results
(All comparisons are to the same period last year unless
otherwise indicated)

                                              Three Months Ended
(In millions, except per share data)   June 30, 2007       June 30, 2006
                                    ------------------  ------------------
Net Sales                           $  239.5            $   296.3
                                    --------  --------  --------- --------
Gross Margin                        $   45.7      19.1% $    56.4     19.0%
                                    --------  --------  --------- --------
Operating Expenses                  $   43.8      18.3% $    49.7     16.8%
                                    --------  --------  --------- --------
(Gain) on Disposal of Capital
 Assets                             $   (1.0)           $       -
                                    --------  --------  --------- --------
Operating Profit from Continuing
 Operations                         $    2.9       1.2% $     6.7      2.3%
                                    --------  --------  --------- --------
Income from Continuing Operations   $    1.1       0.5% $     3.3      1.1%
                                    --------  --------  --------- --------
EPS from Continuing Operations
 (diluted)                          $   0.05            $    0.16
                                    --------  --------  --------- --------
Cash Provided from Operating
 Activities of Continuing
 Operations                         $   20.8            $     0.2
                                    --------  --------  --------- --------

As indicated above, second quarter 2007 results include a $0.6 million net benefit related to the Company's previously announced restructuring program. During the quarter, Huttig realized a gain of $1.0 million on the sale of its Spokane, WA facility. The gain on the sale was partially offset by net charges of $0.1 million in gross margin and $0.3 million in operating expenses, primarily related to inventory liquidations and other shutdown expenses associated with the previously announced branch closures and the sale of the distribution business in Green Bay, WI, which was completed during the quarter.

The table below shows second quarter 2007 results excluding the charges and gain referred to above.

(In millions)                       Three Months Ended
                ----------------------------------------------------------
                            June 30, 2007                 June 30, 2006
                --------------------------------------  ------------------
                                    Excluding
                   As     Charges/  Charges/
                Reported    Gain      Gain
                --------  --------  --------- --------  ------------------
Net Sales       $  239.5            $   239.5           $   296.3
                --------  --------  --------- --------  --------- --------
Gross Margin    $   45.7  $    0.1  $    45.8     19.1% $    56.4     19.0%
                --------  --------  --------- --------  --------- --------
Operating
 Expenses       $   43.8  $   (0.3) $    43.5     18.2% $    49.7     16.8%
                --------  --------  --------- --------  --------- --------
(Gain) on
 Disposal of
 Capital Assets $   (1.0) $    1.0  $       -           $       -
                --------  --------  --------- --------  --------- --------
Operating
 Profit from
 Continuing
 Operations     $    2.9  $    0.6  $     2.3      1.0% $     6.7      2.3%
                --------  --------  --------- --------  --------- --------

Net sales for the second quarter declined 19%, while 2007 housing starts were down approximately 21% year over year in the second quarter, to an average annualized rate of approximately 1.5 million. Sales to national accounts, which represented 35% of sales in the second quarter of 2007, declined by only 17%.

Net cash provided from operating activities of continuing operations improved to $20.8 million from $0.2 million last year. In addition, bank debt net of cash decreased to $35.8 million at June 30, 2007, as compared to $64.2 million at June 20, 2006

"As expected, during the second quarter we began to see the positive effects of the Company's aggressive restructuring and cost reduction efforts designed to bring our expense structure in line with the current level of new residential construction." said Jon P. Vrabely, President and CEO. "This quarter represents the first profitable quarter for Huttig since a year ago, just before the significant downturn in the housing market. We continue to focus on working capital management. During the second quarter, we generated over $20 million in cash from operating activities of continuing operations that enabled us to significantly reduce our debt levels. At June 30, 2007, our total debt to total capitalization, net of cash, decreased to 26% from 36% at June 30, 2006."

"The restructuring program that we have implemented over the past few quarters has significantly reduced our expense structure and left us much better positioned for the current market conditions," Mr. Vrabely continued. "Although I am pleased with the progress we have made in executing our plans, we expect that the housing market will remain soft for at least the next 18 months. Our challenge during this period will be to generate improved operating results. As a result, we will continue to examine every aspect of our business, looking for ways to reduce costs and improve operating efficiencies. In addition, we have begun to place increased focus on top line sales through expanded market share, increased service levels and added product lines. While our priority remains expanding market share through organic growth, our strong balance sheet and significantly reduced debt levels will give us the flexibility to consider selective acquisition opportunities."

Summary of Six Months Ended June 30, 2007 Results
(All comparisons are to the same period last year unless
 otherwise indicated)

(In millions, except per                       Six Months Ended
 share data)                         June 30, 2007         June 30, 2006
                                --------------------  --------------------
Net Sales                       $   461.9             $   577.4
                                ---------  ---------  ---------  ---------
Gross Margin                    $    87.5       18.9% $   111.1       19.2%
                                ---------  ---------  ---------  ---------
Operating Expenses              $    89.9       19.5% $    99.5       17.2%
                                ---------  ---------  ---------  ---------
(Gain) on Disposal of Capital
 Assets                         $    (1.5)            $       -
                                ---------  ---------  ---------  ---------
Operating Profit (Loss) from
 Continuing Operations          $    (0.9)    (0.2%)  $    11.6        2.0%
                                ---------  ---------  ---------  ---------
Income (Loss) from Continuing
 Operations                     $    (2.1)    (0.5%)  $     5.7        1.0%
                                ---------  ---------  ---------  ---------
EPS from Continuing Operations
 (diluted)                      $   (0.10)            $    0.28
                                ---------  ---------  ---------  ---------
Cash Used in Operating
 Activities of Continuing
 Operations                     $    (0.4)            $   (31.5)
                                ---------  ---------  ---------  ---------

The first six months of 2007 results include net charges of $1.0 million in gross margin related to inventory liquidations and write-downs related to closed branches, net charges to operating expenses of $2.7 million, consisting primarily of other branch shutdown expenses and write-downs of fixed assets, and $1.5 million in gains on the disposal of capital assets related to closed branches. The table below shows the first six months of 2007 results excluding the $3.7 million of operating charges and $1.5 million in gains referred to above.

(In millions)                         Six Months Ended
                  --------------------------------------------------------
                              June 30, 2007                 June 30, 2006
                  --------------------------------------  ----------------
                                      Excluding
                     As     Charges/   Charges/
                  Reported   Gains      Gains
                  --------  --------  --------- --------  -------- -------
Net Sales         $  461.9            $   461.9           $  577.4
                  --------  --------  --------- --------  -------- -------
Gross Margin      $   87.5  $    1.0  $    88.5     19.2% $  111.1    19.2%
                  --------  --------  --------- --------  -------- -------

Operating
 Expenses         $   89.9  $   (2.7) $    87.2     18.9% $   99.5    17.2%
                  --------  --------  --------- --------  -------- -------
(Gain) on
 Disposal of
 Capital Assets   $   (1.5) $    1.5  $       -           $      -
                  --------  --------  --------- --------  -------- -------
Operating Profit
 (Loss) from
 Continuing
 Operations       $   (0.9) $    2.2  $     1.3      0.3% $   11.6     2.0%
                  --------  --------  --------- --------  -------- -------

Net sales from continuing operations for the first six months of 2007 totaled $461.9 million, a 20% decrease over the prior year period. This decrease is primarily attributable to the 27% drop in housing starts from an average annualized rate of 2.0 million starts in the first six months of 2006 to 1.5 million starts in the first six months of 2007. Excluding the $3.7 million of charges described above, gross margin held steady at 19.2% and operating expenses decreased $12.3 million, or 12%, to $87.2 million as compared to $99.5 million in the prior year period.

Conference Call

Management will host a conference call to discuss second quarter 2007 financial results on Thursday, July 26, 2007, at 11 AM Eastern Time (10 AM Central Time). To access the call, please dial 888-694-4702 and enter pin number 9016142. A replay will be available through August 9, 2007 by dialing 877-519-4471 and entering the same pin number.

About Huttig

Huttig Building Products, Inc., currently in its 122nd year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 38 distribution centers serving 44 states. The Company's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward Looking Statements

This press release contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission and in other reports filed by the Company with the Securities and Exchange Commission from time to time.

                       HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (UNAUDITED)

                         (In Millions, Except Share and Per Share Data)

                           Three Months Ended         Six Months Ended
                                June 30,                  June 30,
                        ------------------------  ------------------------
                            2007         2006         2007         2006
                        -----------  ------------ -----------  ------------
Net sales               $     239.5  $      296.3 $     461.9  $      577.4
Cost of sales                 193.8         239.9       374.4         466.3
                        -----------  ------------ -----------  ------------
  Gross margin                 45.7          56.4        87.5         111.1
Operating expenses             43.8          49.7        89.9          99.5
Gain on disposal of
 capital assets                (1.0)            -        (1.5)            -
                        -----------  ------------ -----------  ------------
  Operating profit
   (loss)                       2.9           6.7        (0.9)         11.6
Interest expense, net           1.2           1.3         2.3           2.3
                        -----------  ------------ -----------  ------------
Income (loss) from
 continuing operations
 before income taxes            1.7           5.4        (3.2)          9.3
Provision (benefit) for
 income taxes                   0.6           2.1        (1.1)          3.6
                        -----------  ------------ -----------  ------------
Income (loss) from
 continuing operations          1.1           3.3        (2.1)          5.7
Loss from discontinued
 operations, net of
 taxes                            -             -        (0.2)            -
                        -----------  ------------ -----------  ------------
Net income (loss)       $       1.1  $        3.3 $      (2.3) $        5.7
                        ===========  ============ ===========  ============

Net income (loss) from
 continuing operations
 per share - basic      $      0.05  $       0.16 $     (0.10) $       0.28
Net loss from
 discontinued
 operations per share -
 basic                            -             -       (0.01)            -
                        -----------  ------------ -----------  ------------
Net income (loss) per
 share - basic          $      0.05  $       0.16 $     (0.11) $       0.28
                        ===========  ============ ===========  ============

Net income (loss) from
 continuing operations
 per share - diluted    $      0.05  $       0.16 $     (0.10) $       0.28
Net loss from
 discontinued
 operations per share -
 diluted                          -             -       (0.01)            -
                        -----------  ------------ -----------  ------------
Net income (loss) per
 share - diluted        $      0.05  $       0.16 $     (0.11) $       0.28
                        ===========  ============ ===========  ============

Basic shares
 outstanding             20,517,897    20,283,672  20,456,155    20,226,770
Diluted shares
 outstanding             20,785,902    20,592,545  20,456,155    20,570,472

                     HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                              CONSOLIDATED BALANCE SHEETS

                                     (In Millions)

                                         June 30,   December 31, June 30,
                                           2007        2006        2006
                                        ----------- ----------- -----------
                                        (unaudited)             (unaudited)
ASSETS
Current Assets:
  Cash and equivalents                  $       7.1 $       6.1 $       1.5
  Trade accounts receivable, net               89.5        74.1       112.1
  Inventories                                 102.1        97.3       134.4
  Other current assets                          7.8        11.7        10.0
                                        ----------- ----------- -----------
     Total current assets                     206.5       189.2       258.0

Property, Plant and Equipment:
  Land                                          5.7         6.0         5.9
  Building and improvements                    30.7        32.8        32.2
  Machinery and equipment                      31.7        31.9        38.9
                                        ----------- ----------- -----------
     Gross property, plant and
      equipment                                68.1        70.7        77.0
  Less accumulated depreciation                40.1        40.7        36.0
                                        ----------- ----------- -----------
     Property, plant and equipment,
      net                                      28.0        30.0        41.0

Other Assets:
  Goodwill, net                                18.9        19.1        19.1
   Other                                        5.5         5.8         7.8
   Deferred income taxes                        2.4         2.3         0.3
                                        ----------- ----------- -----------
     Total other assets                        26.8        27.2        27.2

                                        ----------- ----------- -----------
Total Assets                            $     261.3 $     246.4 $     326.2
                                        =========== =========== ===========

                     HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS

                     (In Millions, Except Share and Per Share Data)

                                       June 30,   December 31,   June 30,
                                         2007         2006         2006
                                     ------------ -----------  -----------
                                     (unaudited)               (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term
   debt                              $        1.4 $       2.9  $       8.1
  Trade accounts payable                     80.6        62.1        103.6
  Deferred income taxes                       4.7         4.5          5.2
  Accrued compensation                        4.9         7.8          6.5
  Other accrued liabilities                  12.7        12.6         13.5
                                     ------------ -----------  -----------
     Total current liabilities              104.3        89.9        136.9
                                     ------------ -----------  -----------
Non-current Liabilities:
  Long-term debt, less current
   maturities                                43.8        42.8         62.8
  Other non-current liabilities               3.7         4.0          3.8

                                     ------------ -----------  -----------
     Total non-current liabilities           47.5        46.8         66.6
                                     ------------ -----------  -----------

Shareholders' Equity:
  Preferred shares; $.01 par
   (5,000,000 shares authorized)                -           -            -
  Common shares; $.01 par (50,000,000
   shares authorized: 20,968,445
   shares issued at June 30, 2007,
   20,896,145 shares issued at
   December 31, 2006 and June 30,
   2006)                                      0.2         0.2          0.2
 Additional paid-in capital                  35.2        35.5         34.5
 Retained earnings                           74.1        76.0         89.4
    Accumulated other comprehensive
     income                                     -           -          0.6
    Less: Treasury shares, at cost
     (6,636 shares at June 30, 2007,
     371,837 shares at December 31,
     2006 and 373,504 shares at June
     30, 2006)                                  -        (2.0)        (2.0)
                                     ------------ -----------  -----------
        Total shareholders' equity          109.5       109.7        122.7
                                     ------------ -----------  -----------

Total Liabilities and Shareholders'
 Equity                              $      261.3 $     246.4  $     326.2
                                     ============ ===========  ===========

                HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (UNAUDITED)

                                (In Millions)

                                    Three Months Ended   Six Months Ended
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2007      2006      2007      2006
                                    --------  --------  --------  --------
Cash Flows From Operating
 Activities:
  Net income (loss)                 $    1.1  $    3.3  $   (2.3) $    5.7
  Adjustments to reconcile net
   income (loss) to cash used in
   operatons:
     Net loss from discontinued
      operations                           -         -       0.2         -
     Depreciation and amortization       1.4       1.4       2.7       2.9
     Stock compensation expense          0.4       0.5       0.9       0.9
     Other adjustments                  (1.1)      0.7      (1.4)      1.2
     Changes in operating assets
      and liabilities:
         Trade accounts receivable       2.0       6.6     (15.4)    (22.3)
         Inventories                     1.5     (11.5)     (4.8)    (34.7)
         Trade accounts payable          8.6      (3.4)     18.5      15.1
         Other                           6.9       2.6       1.2      (0.3)
                                    --------  --------  --------  --------
     Net cash provided from (used
      in) operating activities          20.8       0.2      (0.4)    (31.5)
                                    --------  --------  --------  --------
Cash Flows From Investing
 Activities:
  Capital expenditures                  (0.4)     (3.5)     (2.0)     (6.4)
  Proceeds from disposition of
   capital assets                        1.9         -       2.9       0.1
                                    --------  --------  --------  --------
     Total cash provided from (used
      in) investing activities           1.5      (3.5)      0.9      (6.3)
                                    --------  --------  --------  --------
Cash Flows From Financing
 Activities:
  Borrowing and repayment of debt,
   net                                 (20.6)      3.2      (0.4)     36.9
  Exercise of stock options              0.9      (0.1)      0.9       1.0
                                    --------  --------  --------  --------
     Total cash provided from (used
      in) financing activities         (19.7)      3.1       0.5      37.9
                                    --------  --------  --------  --------
Net Increase (Decrease) in Cash and
 Equivalents                             2.6      (0.2)      1.0       0.1
Cash and Equivalents, Beginning of
 Period                                  4.5       1.7       6.1       1.4
                                    --------  --------  --------  --------
Cash and Equivalents, End of Period $    7.1  $    1.5  $    7.1  $    1.5
                                    ========  ========  ========  ========

Contact:
Steve Anreder
steven.anreder@anreder.com

Gary Fishman
gary.fishman@anreder.com
both of Anreder & Company
+1-212-532-3232
for Huttig Building Products, Inc.